UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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|_|  Soliciting Material Pursuant to ss.240.14a-12

MYERS INDUSTRIES, INC.

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(Name of Registrant as Specified In Its Charter)

GAMCO ASSET MANAGEMENT INC.
MARIO J. GABELLI
EDWARD F. CRAWFORD
CLARENCE  A. DAVIS
GARY DAVIS
AVRUM  GRAY

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ANNUAL MEETING OF SHAREHOLDERS OF MYERS INDUSTRIES, INC.

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PROXY STATEMENT OF GAMCO ASSET MANAGEMENT INC.

To Our Fellow Myers Industries, Inc. Shareholders:

This proxy statement and the enclosed BLUE proxy card are being furnished to shareholders of Myers Industries, Inc. (“Myers” or the “Company”) in connection with the solicitation of proxies by GAMCO Asset Management Inc. (“GAMCO” or “we”) to be used at the 2009 annual meeting of shareholders of Myers, including any adjournments or postponements thereof and any meeting held in lieu thereof (the “2009 Annual Meeting”).  The 2009 Annual Meeting is scheduled to be held at 9 a.m. Eastern time on Thursday, April 30, 2009, at the Louis S. Myers Training Center, 1554 South Main Street, Akron, Ohio 44301.  This proxy statement and the BLUE proxy card are first being furnished to shareholders on or about  April 23, 2009.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:  Our proxy materials are available on the following website: www.gproxyonline.com.

THIS SOLICITATION IS BEING MADE BY GAMCO AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY (THE “BOARD”).

We are soliciting your proxy for the 2009 Annual Meeting in support of the following proposals:

1. To elect Edward F. Crawford, Clarence A. Davis, Gary Davis, and Avrum Gray (each a “Nominee” and collectively, the “Nominees”) to serve as directors of the Company;

2. To ratify the Board’s appointment of KPMG LLP (the “Accountants”) as the independent registered public accounting firm for the Company in 2009;

3. To vote AGAINST the 2008 Incentive Stock Plan, as amended and restated on March 6, 2009; and

4. To vote AGAINST the approval and adoption of an amendment to the Company’s Code of Regulations.

Myers has disclosed that the record date for determining shareholders entitled to notice of and to vote at the 2009 Annual Meeting is March 10, 2009 (the “Record Date”).  Shareholders of record at the close of business on the Record date will be entitled to vote at the 2009 Annual Meeting.  The Company disclosed that on March 10, 2009 (the record date) there were approximately 35,250,278 shares of Common Stock outstanding, without par value (“Common Stock” or “Shares”).  Please refer to the Company’s proxy statement for the 2009 Annual Meeting for the current number of Shares outstanding and entitled to vote at the 2009 Annual Meeting.  Each Share has one vote.

GAMCO beneficially owns, on behalf of its clients, 1,724,275 Shares, representing approximately 4.9% of the Company’s outstanding Common Stock.  Affiliates of GAMCO beneficially own on behalf of their investment advisory clients, an additional 1,669,400 Shares, representing 4.7% of the Company’s outstanding Common Stock.

GAMCO intends to vote its Common Stock FOR the election of our Nominees. The proxy rules do not permit us to name in this proxy statement the nominees who are also on the Company’s ballot that we intend to vote for.  Therefore, we will vote FOR the election of our Nominees and FOR the candidates who have been nominated by Myers other than Richard P. Johnston, Edward W. Kissel, John C. Orr and John B. Crowe.

OUR NOMINEES ARE COMMITTED TO ACTING IN THE BEST INTERESTS OF ALL MYERS SHAREHOLDERS.  WE BELIEVE THAT ELECTING THEM TO THE BOARD WILL HAVE A POSITIVE EFFECT ON THE FUTURE OF MYERS.  ACCORDINGLY, WE URGE YOU TO VOTE YOUR BLUE PROXY CARD FOR OUR NOMINEES.

HOW TO VOTE YOUR SHARES

As explained in the detailed instructions on your BLUE proxy card, there are four ways you may vote.  You may:

1.	SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. WE RECOMMEND THAT YOU VOTE ON THE BLUE PROXY CARD EVEN IF YOU PLAN TO ATTEND THE 2009 ANNUAL MEETING;

2.
Vote by telephone by following the voting instructions on the BLUE proxy card or the instructions provided by your broker, bank or other holder of record. Your telephone vote authorizes the named proxies to vote your Shares in the same manner as if you had signed and returned a proxy card; or

3.
Vote in person by attending the 2009 Annual Meeting.  Written ballots will be distributed to shareholders who wish to vote in person at the 2009 Annual Meeting. If you hold your shares through a bank, broker or other custodian, you must obtain a legal proxy from such custodian in order to vote in person at the meeting.

WE URGE YOU NOT TO SIGN ANY WHITE PROXY CARD SENT TO YOU BY THE COMPANY.  IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PREVIOUSLY SIGNED WHITE PROXY BY SIGNING AND RETURNING A LATER-DATED BLUE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO GAMCO OR TO THE SECRETARY OF THE COMPANY, OR BY INSTRUCTING US BY TELEPHONE  AS TO HOW YOU WOULD LIKE YOUR SHARES VOTED (INSTRUCTIONS ARE ON YOUR BLUE PROXY CARD).

HOLDERS OF SHARES AS OF THE RECORD DATE ARE URGED TO SUBMIT A BLUE PROXY CARD EVEN IF YOUR SHARES WERE SOLD AFTER THE RECORD DATE.

IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON THE RECORD DATE, ONLY THAT INSTITUTION CAN VOTE THOSE SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS.  ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO SIGN AND RETURN ON YOUR BEHALF THE BLUE PROXY CARD AS SOON AS POSSIBLE.

All of the known Company’s proposals are included on GAMCO’s proxy card.  A proxy card that is returned to GAMCO will be voted as you indicate on it.  If a proxy card is returned without a vote indicated thereon, the Shares represented thereby will be voted FOR the election of each of the Nominees, FOR the candidates who have been nominated by Myers to serve as directors other than Richard P. Johnston, Edward W. Kissel, John C. Orr and John B. Crowe, for whom GAMCO is NOT seeking authority to vote and WILL NOT exercise such authority; FOR the ratification of the Board’s appointment of the Accountants as the independent registered public accounting firm of the Company for 2009; AGAINST the 2008 Incentive Stock Plan, as amended and restated on March 6, 2009; and AGAINST the approval and adoption of an amendment to the Company’s Code of Regulations.   There is no assurance that any of Myers’s nominees will serve as directors if any of the Nominees are elected. In addition, a proxy card will be voted in the proxy holder’s discretion with respect to such other matters as may properly come before the meeting.

BACKGROUND TO THE SOLICITATION

GAMCO has been a major shareholder of the Common Stock of Myers on behalf of our clients for several years, and currently is the beneficial owner on behalf of our clients of 1,724,275 Shares, or 4.9% of the outstanding Common Stock.  GAMCO’s affiliates are the beneficial owners, on behalf of their clients, of an additional 1,669,400 Shares of the Company’s Common Stock.

We have proposed Edward F. Crawford, Clarence A. Davis, Gary Davis, and Avrum Gray for election this year to the Company’s Board of Directors. GAMCO and its affiliates have followed Myers through our research for over three decades.  We have a different point of view concerning the Company’s allocation of cash flow, and we ask you to vote with us.

GAMCO believes that the Company’s shares are currently trading at a significant discount to the Company’s intrinsic value, by which we mean the price that we believe an informed buyer would pay to acquire 100% of the Company.  In GAMCO’s opinion, this is due, at least in part, to a lack of strategic focus and, in our view, a misallocation of capital.  Our Nominees will provide a change in corporate stewardship to reflect the interests of the owners/shareholders.

We believe that adding our Nominees as directors will help provide a new perspective and better oversight regarding the strategic focus of the Company, and in so doing, will assist the Company in enhancing shareholder value.

GAMCO initially disclosed its intention to nominate directors for the Company in a Schedule 13D GAMCO filed with the U.S. Securities and Exchange Commission on September 25, 2008, in which GAMCO stated that GAMCO was considering contacting individuals concerning their interest and their qualification to serve on the Board of Directors of certain public companies, including Myers.  GAMCO then advised the Company of its intention to nominate a slate of directors in a letter to the Company dated November 20, 2008.  This letter was also disclosed in a Schedule 13D filed by GAMCO with the U.S. Securities and Exchange Commission on November 21, 2008.  GAMCO had communication with the Company after that time concerning the Company’s process for evaluating nominees.  No agreement or understanding between GAMCO and the Company was reached.

PROPOSAL 1: ELECTION OF DIRECTORS

According to the Company’s proxy statement, nine directors are to be elected to the Board at the 2009 Annual Meeting.  We recommend that the shareholders elect Edward F. Crawford, Clarence A. Davis, Gary Davis, and Avrum Gray as directors of the Company at the 2009 Annual Meeting.  Each of our Nominees has consented to being named as a Nominee and to serving as a director if elected.  GAMCO believes that if elected, each of our Nominees will be considered an independent director.

GAMCO believes good corporate governance requires that the Board be comprised of independent-minded directors, not tied to management, who bring a diverse set of relevant skills and experience to their board service.  Accordingly, GAMCO has proposed four Nominees who we believe have the independence from management, and the experience required to improve oversight in this Company.  Each of the Nominees has an extensive, successful business background with significant leadership experience.  Our Nominees have significant experience with both the financial and operational aspects of businesses, and we believe will be able to provide guidance and oversight to management to help the Company re-focus its efforts and increase shareholder value.

GAMCO has also nominated Mr. Clarence A. Davis for election to the Boards of Director of CH Energy Group, Inc., Pennichuck Corporation, Sonesta International Hotels Corporation, and Telephone and Data Systems, Inc.  Mr. Clarence A. Davis currently is on the ballots and recommended by the Boards of Directors for election to the Boards of Pennichuck Corporation and Sonesta International Hotels Corporation.  Mr. Davis has advised GAMCO that, even if he were to be elected to serve as a Director of all of these companies, he believes he has sufficient time and energy to devote to each Company.  In addition, each of the referenced companies is in a different business from Myers, and GAMCO and Mr. Davis are unaware of any conflicts of interest that may arise from Mr. Davis serving on the Boards of Director of any or all of these companies.  Each of the other Nominees similarly believes that he will have sufficient time and energy to devote to the Myers Board of Directors without impairment from conflicts of interest.

Our Nominees are not receiving any compensation from GAMCO for their services during the period from their agreeing to be Nominees until the 2009 Annual Meeting.  If elected, our Nominees will receive no compensation from GAMCO, but will be entitled to such compensation from the Company as is consistent with the Company’s past practices for services of non-employee directors, which is described in the Company’s proxy statement.

The proxy rules do not permit us to indicate the nominees who are also on the Company’s ballot that we intend to vote for.  Therefore, we advise you that GAMCO also intends to vote for the candidates who have been nominated by the company other than Richard P. Johnston, Edward W. Kissel, John C. Orr and John B. Crowe.  You should refer to the proxy statement and form of proxy distributed by Myers for the names, background, qualifications, and other information concerning Myers’ candidates.

There is no assurance that any of Myers’ nominees will serve as directors if any of GAMCO’s Nominees are elected to the Board.  In the event that one or more of our Nominees is elected and that one or more of the Myers nominees declines to serve with such Nominee or Nominees, the Company’s Code of Regulations provides that the remaining Directors, though less than a majority of the whole authorized number of Directors, may upon vote of a majority of their number fill such vacancy for the unexpired term.

It is possible that if one or more of GAMCO’s Nominees is elected, one or more of the Myers’ nominees could decline to serve with the GAMCO Nominees.   Depending on the number of GAMCO Nominees elected, and the number of Myers’ nominees who decline to serve (if any), such events could result in a “change in control” of the Company, which is defined, for certain purposes, as a change in the majority of directors during a one-year period.     A change in control could have a material affect on certain material agreements with respect to which Myers is a party.  By way of example, the Company’s proxy states that the employment agreement of John C., Orr, the Company’s President and Chief Executive Officer, provides that in the event of a change in control, Mr. Orr is entitled to:  (1) three times Mr. Orr’s annual base salary as in effect on the date of his termination in a lump sum within thirty (30) days after such termination; (2) an amount equal to the sum of (A) three times his annual bonus at the highest rate in effect during the prior three year period plus (B) a pro-rata portion of the target annual bonus within thirty (30) days after such termination; (3) COBRA health coverage at the Company’s expense for the applicable period under 4980B of the Internal Revenue Code of 1986, as amended, followed by coverage under the Company’s health care plans for the remainder of the payment term; (4) continuation of the automobile allowance for the remainder of the payment term; (5) long term disability protection for the remainder of the payment term; (6) life insurance protection for the remainder of the payment term; and (7) outplacement services for one year and is provided with IRC Section 280G protection in the form of an excise tax gross-up payment. In addition, upon Mr. Orr’s termination following a change of control, all of Mr. Orr’s outstanding stock options and restricted stock awards will become vested, to the extent not previously forfeited or terminated (Company Proxy Statement, p. 18).  The Company’s proxy statement further states that in the event of a change in control, Donald A. Merril, Vice President, Chief Financial Officer and Corporate Secretary of the Company, has the right to extend his employment under the terms of his employment agreement for a period of 18 months. Further upon a change of control and termination of Mr. Merril’s employment by the Company other than for cause or by him for good reason then Mr. Merril would receive the following benefits if such event occurred as of December 31, 2008: (i) a lump sum payment of $841,125 consisting of a combination of a payment of one and a half times his most recent salary and one and a half times the highest annual bonus awarded during the prior three year period; (ii) continuation of medical, dental, long and short-term disability protection and any life insurance coverage for a period of eighteen months with an estimated value of $24,587 (iii) acceleration of the vesting of stock options or other vesting provisions related to restricted stock or other stock awards having a value of $230,751 and (iv) other benefits valued at $32,698, including payments for automobile allowances and executive outplacement service fees (Company Proxy Statement, p. 19).

The Company may also have credit agreements and other agreements that GAMCO is not aware of, that may be impacted in the event of a change of control that could have a material adverse impact on the Company.

THIS SOLICITATION IS BEING MADE BY GAMCO AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY.

BIOGRAPHICAL INFORMATION

Background information about our Nominees, including the present principal occupation or employment and material occupations, positions and offices or employment for the past five years of each Nominee, is set forth below.  Please see “Information About The Participants” for additional information about our Nominees.

Name and Business Address	Age	Principal Occupation for Past Five Years and Directorships
Edward F. Crawford 6065 Parkland Boulevard Cleveland, Ohio 44124	68
Mr. Crawford has served as Chairman and Chief Executive Officer of Park Ohio Holdings Corp., a diversified manufacturing services and products holding company since 1992.  Mr. Crawford also serves as a director of Continental Global Group, Inc.

Clarence A. Davis 7 Hibernia Road Savannah, GA 31411	66
Mr. Davis is currently a director of Nestor, Inc., a software solutions company.  He was the Chief Executive Officer of Nestor from August 2007 until January 2009.  From May 2006 to August 2007 he was an Independent Consultant, and from September 2005 through May 2006, Mr. Davis served as Consultant to National Headquarters, American Red Cross.  Prior thereto, Mr. Davis was employed by the American Institute of Certified Public Accountants, serving as Chief Financial Officer from 1998 through 2000 and Chief Operating Officer from 2000 through 2005.

Mr. Davis is a Certified Public Accountant with a degree in accounting from Long Island University.  He is a member of the board of directors of The Gabelli SRI Fund and The Gabelli Global Deal Fund.  He previously held board directorships with Oneida Ltd., New York Urban Coalition, Inc., and Support Centers of America.

Gary Davis 63 Ocean Point Drive Isle of Palms, SC 29451	68
Mr. Davis has been President of Davis Air, Inc., a Charleston-based private airline, since it was started in 1989. In 1999, Davis Air, Inc. merged with Corporate Air Management to form Corporate Air, LLC, a Pittsburgh-based private airline, for which Mr. Davis has served as Chairman and Treasurer since 1999.  From 1971 to 1993, Mr. Davis served as President and principal owner of Davis & Wilmar Inc., a wholesale auto parts company that was sold to Genuine Parts Company, an NYSE listed company, in 1993.

Avrum Gray 440 South LaSalle Suite 650 Chicago, IL 60605	73
Mr. Gray is Chairman and Founding Partner of G-Bar Limited Partnership, a derivative trading firm.  He has held that position since 1982.  Mr. Gray served as Chairman of the Board of Lynch Systems, Inc., a capital equipment manufacturer, from 1995 through 2001.  Prior thereto, Mr. Gray was Chief Executive of a privately held automotive aftermarket company.  Mr. Gray’s other directorships currently include SL Industries, Inc. (high performance power solutions), The LGL Group, Inc. (diversified holding company), Nashua Corporation (specialty imaging products and services), and Material Sciences Corporation (material based solutions).

GAMCO and its affiliates are beneficial owners, on behalf of their investment advisory clients, of 12.6% of the outstanding shares of Park Ohio Holdings Corp., the company for which Mr. Crawford serves as Chairman and CEO, and 27.1% of the outstanding shares of SL industries, 24.7% of the outstanding shares of Nashua Corporation, and 2.4% of the outstanding shares of Material Sciences Corporation, companies for which Mr. Gray serves as a director.  The Gabelli SRI Fund and The Gabelli Global Deal Fund, for which Mr. Davis serves as a director, are investment companies whose investment adviser is Gabelli Funds, LLC, an affiliate of GAMCO.

WE STRONGLY URGE YOU TO VOTE FOR THE ELECTION OF OUR NOMINEES BY SIGNING, DATING AND RETURNING YOUR BLUE PROXY CARD TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s proxy statement for the 2009 Annual Meeting solicits proxies to ratify the appointment of the Accountants, an independent registered public accounting firm, as the Company’s independent auditors for 2009.  GAMCO does not object to the ratification of the appointment of the
Accountants as the Company’s independent auditors and therefore recommends FOR such ratification.

PROPOSAL 3: APPROVAL OF ADOPTION OF 2008 INCENTIVE STOCK PLAN

The Company’s proxy statement for the 2009 Annual Meeting solicits proxies to approve the 2008 Incentive Stock Plan.  On October 2, 2008, the Company’s Board of Directors adopted the 2008 Incentive Stock Plan subject to receipt of shareholder approval at the 2009 Annual Meeting.  The 2008 Incentive Stock Plan proposes a share allocation request of 3,000,000 Shares of common stock issuable to key employees of the Company and its subsidiaries.  The Company has already conditionally awarded 584,869 stock options under the 2008 Incentive Stock Plan.

As of the end of fiscal year 2008, the Company has 1,317,626 Shares of common stock reserved to be issued upon exercise of outstanding options, warrants or rights under the Company’s existing equity compensation plans. Approval of the proposed 2008 Incentive Stock Plan would create a total allocation of 4,317,626 Shares of common stock to be available under all of the Company’s equity compensation plans.

GAMCO believes that equity compensation plans are an appropriate way to attract, hold and motivate employees and directors when those plans are proposed in moderation.  However, approval of the 2008 Incentive Stock Plan would lead to shareholder dilution of 12.25% based on the current number of Shares outstanding. Dilution is the reduction of voting power and earnings per share of common stock that occurs through the issuance of additional Shares or the conversion of convertible securities.  GAMCO believes that equity compensation plans that may result in a total shareholder dilution of over 10% are generally not in the best interest of shareholders as such dilutive stock incentive plans significantly reduce the value of the holdings of existing shareholders.

As described in the Company’s proxy statement, if the 2008 Incentive Stock Plan is not approved, Mr. Orr, the President and Chief Executive Officer, is permitted to terminate his employment agreement, and such termination will be for good reason.  As a result, Mr. Orr would be entitled to cash, stock and other benefits valued by the Company in excess of $5 million.

GAMCO recommends AGAINST the approval and adoption of the Company’s 2008 Incentive Stock Plan.

PROPOSAL 4: APPROVAL AND ADOPTION OF AMENDMENT TO THE CODE OF REGULATIONS

The Company’s proxy statement for the 2009 Annual Meeting solicits proxies to approve and adopt an amendment to Article X of the Company’s Code of Regulations.  In 2006, the Ohio Revised Code was amended to allow boards of directors of Ohio corporations, such as Myers, to make certain amendments to their regulations without shareholder approval, if such authority is provided by the company’s articles or regulations, as long as such amendments do not divest or limit the shareholders’ power to adopt, amend or repeal the regulations of the corporation.  The Company now seeks shareholder approval and adoption of Article X, which would permit the Board of Directors to make certain amendments to the Code of Regulations without shareholder approval.  Although under Ohio law, there remain certain actions that may not be taken by the directors without the approval of the shareholders, the Company’s proposal would expand the actions that the Board of Directors may take without shareholder approval.  The Company offers no rationale as to why this change is necessary or how the proposal would benefit shareholders, other than saving the time and expense of seeking shareholder approval.  Therefore, GAMCO recommends AGAINST the approval and adoption of Amendment to the Company’s Code of Regulation.

GAMCO’S RECOMMENDATIONS

GAMCO is soliciting proxies to vote TO ELECT Edward F. Crawford, Clarence A. Davis, Gary Davis, and Avrum Gray to the Board of Directors of the Company, to vote FOR the candidates who have been nominated by Myers to serve as directors other than Richard P. Johnston, Edward W. Kissel, John C. Orr and John B. Crowe, for whom GAMCO is NOT seeking authority to vote for and WILL NOT exercise such authority.  There is no assurance that any of Myers’s nominees will serve as directors if any of GAMCO’s Nominees are elected to the Board.  GAMCO also is soliciting proxies to vote FOR the ratification of the Board’s appointment of the Accountants as the independent registered pubic accounting firm of the Company for 2009; AGAINST the 2008 Incentive Stock Plan, as amended and restated on March 6, 2009; and AGAINST the approval and adoption of an amendment to the Company’s Code of Regulations.

Other than the proposals in this proxy statement, GAMCO is not aware of any proposal to be brought before the 2009 Annual Meeting.  However, should other proposals be brought before the 2009 Annual Meeting of which GAMCO is not made aware within a reasonable period of time prior to the 2009 Annual Meeting, the persons named as proxies in the enclosed proxy card will vote on such matters in their discretion.

YOU ARE URGED TO VOTE TO ELECT EACH OF GAMCO’S NOMINEES; FOR THE RATIFICATION OF THE BOARD’S APPOINTMENT OF THE ACCOUNTANTS; AGAINST THE 2008 INCENTIVE STOCK PLAN, AS AMENDED AND RESTATED ON MARCH 6, 2009; AND AGAINST THE APPROVAL AND ADOPTION OF AN AMENDMENT TO THE COMPANY’S CODE OF REGULATIONS ON THE ENCLOSED BLUE PROXY CARD.

INFORMATION ABOUT THE PARTICIPANTS

This proxy solicitation is being conducted by GAMCO, which is an SEC-registered investment adviser to institutional and high net worth clients.  GAMCO is the beneficial owner of approximately 4.9% of the outstanding Common Stock of Myers.  The participants in this proxy solicitation are GAMCO, the Nominees and Mario J. Gabelli  (the “Participants”).  Mr. Gabelli is the Chairman, Chief Executive Officer, and Chief Investment Officer – Value Portfolios, of GAMCO Investors, Inc., the parent company of GAMCO.  Affiliates of GAMCO are the beneficial owners of an additional 4.7% of the Company’s outstanding Common Stock.    The percentages used herein are based upon 35,250,278 Shares of Common Stock outstanding as reported in the Company’s 2009 proxy statement.  The relationships and ownership discussed below are only in respect to beneficial ownership of the Common Stock.

The principal business address of GAMCO is One Corporate Center, Rye, NY 10580.

NOMINEES

Please see Biographical Information above for information about the Nominees.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table shows the beneficial ownership of Myers Common Stock as of the Record Date by the Participants.   Except as described below, each of the parties in the table directly owns and has voting power and dispositive power with regard to the number of Shares of Common Stock beneficially owned.  Please see Annex A for additional information about the Participants’purchases and sales of Common Stock during the last two years.

Entity                                                                   NUMBER OF                                                          PERCENT OF
SHARES                                                             OUTSTANDING
BENEFICIALLY OWNED                                             COMMON SHARES

GAMCO                                                                1,724,275*                                                   4.9%
Edward F. Crawford                                                  11,600                                                    <1%
Clarence A. Davis                                                            0
Gary Davis                                    0
Avrum Gray                                                                      0
Mario J. Gabelli                                                                0

*           GAMCO has dispositive power with respect to all of these Shares, and voting power with respect to 1,661,275 Shares.  GAMCO’s affiliates have dispositive and voting power over an additional 1,669,400 Shares.

NOMINEE AGREEMENTS

There are no arrangements or understandings between the Participants and any of the Nominees or other persons pursuant to which the Nominees are being recommended by GAMCO.

INTERESTS OF THE PARTICIPANTS

The Participants and the Nominees each has an interest in the election of directors at the 2009 Annual Meeting as applicable: (i) indirectly through the beneficial ownership (if any) of Common Stock and/or (ii) indirectly through his nomination as director.

Other than as disclosed in this proxy statement, there are no other arrangements or understandings between the Participants and any Nominee or any other person or persons with respect to the nomination of the Nominees.

Other than as disclosed in this proxy statement, neither the Participants, any of the Nominees nor any of their respective affiliates, associates or immediate family members, directly or indirectly:

▪
Is, nor was within the past year, party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies;

▪	Has had any relationship with the Company in any capacity other than as a shareholder that would require disclosure herein;

▪	Has an agreement, arrangement or understanding with respect to any future employment by the Company or its affiliates;

▪
Has any agreement, arrangement or understanding with respect to future transactions to which the Company or any of its affiliates will or may be a party; or have any material interest, direct or indirect, in any transaction that has occurred since January 1, 2008 or any currently proposed transaction, or series of similar transactions, to which the Company or any of its affiliates was or is to be a party.

▪	Is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material legal proceeding.

GAMCO has filed with the SEC statements on Schedule 13D, which contain information in addition to that furnished herein.  The Schedule 13D, including any amendments thereto, may be inspected at, and copies may be obtained from, the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330.  The SEC also maintains a website on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers and others that file electronically with the SEC may be obtained free of charge.

OTHER MATTERS

In accordance with federal securities laws, GAMCO has omitted from this proxy statement certain disclosures that are included in the Company’s proxy statement. These disclosures include, among other things, information regarding: (1) securities ownership of certain beneficial owners and management; (2) meetings and committees of the Board; (3) the background of the Company’s nominees for the Board; (4) the compensation and remuneration paid and payable to the Company’s directors and management; (5) voting procedures, including the share vote required for approval or election, at the 2009 Annual Meeting; (6) the submission of shareholder proposals at the Company’s next annual meeting of shareholders; and (7) information regarding fees and services of the Company’s independent auditors. GAMCO has no knowledge of the accuracy or completeness of the Company’s disclosures in its proxy materials.

VOTING AND PROXY PROCEDURES

The enclosed BLUE proxy card may be executed only by holders of record of Shares on the Record Date. If you were a shareholder of record on the Record Date, you will retain your voting rights at the 2009 Annual Meeting even if you sell your Shares after the Record Date. Accordingly, it is important that you vote the Shares held by you on the Record Date, or grant a proxy to vote your Shares on the BLUE proxy card, even if you sell your Shares after the Record Date. The Shares represented by each BLUE proxy card that is properly executed and returned to GAMCO will be voted at the 2009 Annual Meeting in accordance with the instructions marked thereon. If you have signed the BLUE proxy card and no marking is made, you will be deemed to have given a direction to vote all of the Shares represented by the BLUE proxy card (i) FOR the election of all of our Nominees and FOR the candidates who have been nominated by Myers other than Richard P. Johnston, Edward W. Kissel, John C. Orr and John B. Crowe; (ii) FOR the ratification of the Board’s appointment of KPMG LLP as the independent registered public accounting firm for the Company in 2009; (iii) AGAINST the 2008 Incentive Stock Plan, as amended and restated on March 6, 2009; and (iv) AGAINST the approval and adoption of an amendment to the Company’s Code of Regulations. There is no assurance that any of Myers’s nominees will serve as directors if any of GAMCO’s Nominees are elected to the Board. In addition, a proxy card will be voted in the proxy holders' discretion with respect to such other matters as may properly come before the meeting.

               If you hold your Shares in the name of one or more brokerage firms, banks or nominees, only they can vote your Shares and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions for a BLUE proxy card representing your Shares to be signed and returned. GAMCO urges you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to GAMCO, One Corporate Center, Rye, NY 10580, so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

REVOCATION OF PROXIES

Any shareholder of record may revoke or change his or her proxy instructions at any time prior to the vote at the 2009 Annual Meeting by:

          o    submitting a properly executed, subsequently dated BLUE proxy card (including a  telephone vote) that will revoke all prior proxy cards, including any WHITE proxy cards which solicit a proxy in favor of all of the incumbent directors;

o attending the 2009 Annual Meeting and withdrawing his or her proxy by voting in person (although attendance at the 2009 Annual Meeting will not in and of itself constitute revocation of a proxy);

          o    following the voting instructions on the BLUE proxy card or the voting instructions provided by your broker, bank or other holder of record to properly submit a vote by  telephone; which will revoke all prior proxy cards, including any WHITE proxy cards; or

          o    delivering written notice of revocation either to GAMCO, One Corporate Center, Rye, NY 10580, or the Corporate Secretary of Myers at 1293 South Main Street, Akron, Ohio 44301, or any other address provided by the Company.

Although a revocation is effective if delivered to the Company, GAMCO requests that either the original or a copy of any revocation be mailed to GAMCO, One Corporate Center, Rye, NY 10580, so that GAMCO will be aware of all revocations and can more accurately determine if and when the requisite proxies for the election of our Nominees as directors set forth herein have been received.  GAMCO may contact shareholders who have revoked their proxies.

IF YOU PREVIOUSLY SIGNED AND RETURNED A WHITE PROXY CARD TO THE COMPANY, GAMCO URGES YOU TO REVOKE IT BY (1) SIGNING, DATING AND RETURNING THE BLUE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE, (2) INSTRUCTING US BY TELEPHONE AS TO HOW YOU WOULD LIKE YOUR SHARES VOTED, (3) ATTENDING THE 2009 ANNUAL MEETING AND VOTING IN PERSON OR (4) DELIVERING A WRITTEN NOTICE OF REVOCATION TO GAMCO OR TO THE SECRETARY OF THE COMPANY.

QUORUM AND VOTING

Please refer to the Company's proxy statement for the 2009 Annual Meeting for the number of Shares outstanding and entitled to vote at the 2009 Annual Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the 2009 Annual Meeting.  Each Common Share has one vote.  Shareholders of the Company will not have rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon at the 2009 Annual Meeting. The presence, in person or by proxy, of holders of Shares representing a majority of the outstanding Shares eligible to vote at the 2009 Annual Meeting will constitute a quorum.  Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present at the 2009 Annual Meeting.  Assuming a quorum is present or otherwise represented at the 2009 Annual Meeting, the nine nominees receiving the highest number of votes cast will be elected.

Votes Required.

•
With respect to Proposal No. 1, to elect the four GAMCO Nominees and the candidates who have been nominated by Myers other than Richard P. Johnston, Edward W. Kissel, John C. Orr and John B. Crowe.
if a quorum is present at the Annual Meeting, the nominees for election as directors who receive the greatest number of votes cast will be elected as directors. Abstentions and broker non-votes will not affect the outcome of the election of directors.

•
Proposal No. 2, to ratify the appointment of the independent registered public accounting firm, is a non-binding proposal, but its approval requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Broker non-votes will have no effect on Proposal No. 2. Abstentions or a failure by those present in person or by proxy to vote will act as a vote AGAINST Proposal No. 2.  Even if the selection is ratified, the Audit Committee and the Board of the Company, in their discretion, may change the appointment at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

•
Proposal No. 3, to approve the adoption of the 2008 Incentive Stock Plan, requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Broker non-votes will have no effect on Proposal No. 3. Abstentions or a failure by those present in person or by proxy to vote will act as a vote AGAINST Proposal No. 3.

•
Proposal No. 4, to approve and adopt an amendment to the Code of Regulations, requires the affirmative vote of the holders of record of the Company’s outstanding shares of Common Stock entitled to exercise a majority of the voting power of the Company. Abstentions, broker non-votes or a failure to vote will have the same effect as a vote AGAINST Proposal No. 4.

YOUR VOTE IS EXTREMELY IMPORTANT. WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD TODAY OR INSTRUCT US BY TELEPHONE TO VOTE FOR THE ELECTION OF GAMCO’s NOMINEES SET FORTH IN THIS PROXY STATEMENT.

COST AND METHOD OF SOLICITATION

It is anticipated that the Nominees and certain management level staff members of GAMCO will participate in the solicitation of proxies in support of our Nominees set forth in this proxy statement. Such staff members will receive no additional consideration if they assist in the solicitation of proxies. Although no precise estimate can be made at the present time, the total expenditures in furtherance of, or in connection with, the solicitation of shareholders is estimated to be $25,000.   As of the date hereof, GAMCO has incurred approximately $10,000 of solicitation expenses.

Costs related to this solicitation of proxies, including expenditures for attorneys, accountants, public relations and financial advisors, proxy solicitors, advertising, printing, transportation and related expenses will be borne by GAMCO.  To the extent legally permissible, GAMCO will seek reimbursement from the Company for those expenses if any of our Nominees is elected.  GAMCO does not currently intend to submit the question of such reimbursement to a vote of the shareholders.

CERTAIN INFORMATION ABOUT THE COMPANY

Myers is an Ohio Corporation with its registered office and principal executive office located at 1293 South Main Street, Akron, Ohio 44301.  The Company is subject to the informational requirements of the Exchange Act, as amended, and in accordance therewith is required to file reports, proxy statements and other information with the SEC. Reports, registration statements, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, DC 20549. Documents filed electronically by the Company are also available at the SEC's website (http://www.sec.gov).

Dated:  April 23, 2009

ANNEX A

TWO YEAR TRANSACTION HISTORY OF GAMCO ASSET MANAGEMENT INC.

     The following table sets forth all transactions in securities of the Company effected during the past two years by GAMCO.  These transactions were made on behalf of GAMCO’s investment advisory clients, in the open market, with assets of clients for whom GAMCO provides investment advisory services. The Shares are held in cash accounts in the ordinary course of business, and no part of the purchase price or market value of such Shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

     Trade Date        Amount Purchased (Sold)        Price per Share ($)
        ------------                ----------------------                     -------------------

GAMCO
3/6/2007	1,000	-	17.34946
3/7/2007	200	-	17.54445
3/8/2007	400	-	17.94803
3/14/2007	500		18.33600
3/14/2007	200	-	18.02940
3/19/2007	200		18.42500
3/19/2007	1,000		18.32500
3/22/2007	300		18.95000
3/27/2007	500	-	18.33770
4/2/2007	2,000	-	18.72871
4/10/2007	5,000	-	19.13051
4/17/2007	1,000	-	19.96369
4/23/2007	500	-	21.28666
4/23/2007	500	-	21.28666
4/24/2007	1,500		22.28500
4/24/2007	1,000		22.28500
4/25/2007	200	-	22.38465
4/25/2007	1,000		22.45000
4/26/2007	600		22.45000
4/30/2007	2,000		22.53000
4/30/2007	200		22.45000
5/1/2007	3,000		22.39000
5/1/2007	13,200		22.43410
5/2/2007	900		22.37500
5/2/2007	5,000		22.50000
5/7/2007	500	-	22.30964
5/14/2007	4,000		22.45970
5/15/2007	600	-	22.34965
5/16/2007	300	-	22.27963
5/18/2007	4,000		22.36000
5/21/2007	150	-	22.37960
5/21/2007	180	-	22.37961
5/21/2007	150	-	22.37960
5/21/2007	120	-	22.37958
5/21/2007	10,000	-	22.33146
5/22/2007	1,000		22.36000
5/22/2007	500	-	22.36464
5/23/2007	5,000		22.36000
5/24/2007	1,000		22.11830
5/24/2007	20,000		22.26980
5/24/2007	3,000		22.26980
5/24/2007	15,000		22.23930
6/1/2007	1,000		22.20140
6/1/2007	30,000		22.23330
6/4/2007	8,000		22.25130
6/5/2007	1,000		22.16880
6/5/2007	1,000		22.25000
6/5/2007	2,000		22.21000
6/5/2007	1,000		22.21000
6/5/2007	15,000		22.19230
6/6/2007	500	-	22.10466
6/8/2007	30,000		22.14770
6/11/2007	35,400		22.13000
6/11/2007	25,000		22.14000
6/11/2007	11,460		22.12000
6/11/2007	33,000		22.12000
6/12/2007	42,600		22.13000
6/12/2007	6,494		22.12000
6/12/2007	17,000		22.12000
6/14/2007	1,000		22.12000
6/15/2007	1,000		22.17500
6/15/2007	500	-	22.29464
6/15/2007	1,000		22.10000
6/15/2007	1,000		22.17500
6/15/2007	20,000		22.15000
6/19/2007	1,000		22.26750
6/21/2007	1,000		22.26000
6/25/2007	1,000	-	22.22965
6/25/2007	26,800	-	22.14626
6/25/2007	5,500	-	22.14626
6/26/2007	18,200	-	22.06776
7/9/2007	4,000		22.29980
7/9/2007	80,000		22.32030
7/10/2007	16,000		22.35000
7/24/2007	2,000		22.22000
7/25/2007	1,500		22.02860
7/26/2007	600	-	20.44968
7/30/2007	1,500		21.18610
8/2/2007	1,000	-	21.95896
8/7/2007	1,500		20.77850
8/14/2007	1,500		20.73700
8/15/2007	500	-	20.54568
8/16/2007	500	-	19.86528
8/16/2007	1,800	-	19.84529
8/16/2007	800	-	19.86529
8/16/2007	1,500	-	19.86529
8/16/2007	575	-	19.86529
8/16/2007	1,000	-	20.12089
8/16/2007	2,000	-	19.90819
8/17/2007	500	-	19.83568
8/17/2007	1,500	-	19.86769
8/22/2007	600	-	21.27967
8/23/2007	1,500	-	21.37967
8/27/2007	100	-	21.36960
8/27/2007	400	-	21.31215
8/27/2007	100	-	21.19960
8/28/2007	500	-	21.09166
8/28/2007	400	-	21.09968
8/29/2007	300	-	21.29007
8/29/2007	4,000	-	21.19078
8/29/2007	300	-	21.29007
8/29/2007	300	-	21.24967
8/29/2007	1,000	-	21.29007
8/29/2007	300	-	21.29007
8/29/2007	500	-	21.29006
8/30/2007	500	-	21.39966
8/30/2007	800	-	21.39966
8/30/2007	500	-	21.39966
8/31/2007	800	-	21.26116
8/31/2007	500	-	21.26116
9/4/2007	3,000	-	21.12357
9/5/2007	500	-	20.93436
9/5/2007	300	-	21.02137
9/5/2007	500	-	20.93436
9/5/2007	500	-	20.93436
9/19/2007	1,500		20.69500
9/19/2007	45,000		20.71290
9/24/2007	1,000		18.68700
9/24/2007	7,000		19.30340
9/24/2007	7,000		19.30340
9/24/2007	35,000		19.00370
9/24/2007	14,000		19.12330
9/25/2007	8,000		18.66930
9/25/2007	8,000		18.66930
9/26/2007	2,000		19.06400
10/1/2007	600	-	19.87968
10/2/2007	10,000		20.01700
10/3/2007	500	-	19.73968
10/3/2007	1,000	-	19.96079
10/3/2007	500	-	19.86968
10/3/2007	350	-	19.89969
10/3/2007	500	-	19.72968
10/3/2007	500	-	19.95968
10/3/2007	500	-	19.86968
10/3/2007	500	-	19.95968
10/3/2007	500	-	19.86968
10/3/2007	1,000	-	19.95969
10/3/2007	1,000	-	19.95969
10/3/2007	350	-	19.89969
10/4/2007	3,000	-	20.07019
10/4/2007	2,000	-	20.08969
10/5/2007	500	-	20.20218
10/5/2007	700	-	20.12699
10/5/2007	600	-	20.12698
10/5/2007	500	-	20.12698
10/5/2007	2,000	-	20.12699
10/8/2007	4,000	-	20.29289
10/8/2007	2,000	-	20.25339
10/8/2007	1,000	-	20.25338
10/11/2007	5,000	-	20.34169
10/11/2007	8,000	-	20.35369
10/12/2007	5,000	-	20.35889
10/12/2007	6,000	-	20.37009
10/12/2007	5,000	-	20.37009
10/15/2007	1,500	-	20.44438
10/15/2007	800	-	20.25718
10/16/2007	400	-	20.45968
10/17/2007	800	-	20.51968
10/17/2007	1,000	-	20.46468
10/17/2007	1,000	-	20.46468
10/17/2007	1,000	-	20.41968
10/18/2007	4,800	-	20.54988
10/18/2007	1,000	-	20.72068
10/19/2007	1,000	-	20.38048
10/19/2007	1,000	-	20.80973
10/19/2007	3,000	-	20.38049
10/19/2007	600	-	20.38048
10/19/2007	500	-	20.38048
10/22/2007	2,000	-	20.33829
10/22/2007	1,000	-	20.33828
10/22/2007	500	-	20.35468
10/22/2007	500	-	20.33828
10/22/2007	1,000	-	20.19969
10/22/2007	6,000	-	20.33829
10/22/2007	3,000	-	20.33829
10/22/2007	600	-	20.33828
10/22/2007	1,000	-	20.33828
10/24/2007	1,000	-	20.00469
10/24/2007	500	-	20.16968
10/29/2007	2,000	-	20.67968
10/30/2007	2,000	-	20.72968
10/31/2007	1,000	-	21.05917
10/31/2007	7,000	-	21.05918
10/31/2007	500	-	21.05916
10/31/2007	5,000	-	21.05918
10/31/2007	1,000	-	21.05917
11/1/2007	10,000	-	20.88818
11/1/2007	1,000	-	20.88817
11/2/2007	1,000	-	20.82968
11/7/2007	1,000	-	19.85969
11/7/2007	4,000	-	20.15949
11/7/2007	400	-	20.29468
11/7/2007	500	-	20.14638
11/7/2007	1,000	-	20.14639
11/13/2007	5,000	-	20.46969
11/13/2007	3,000	-	20.47769
11/14/2007	500	-	20.48128
11/14/2007	500	-	20.48128
11/14/2007	500	-	20.48128
11/14/2007	500	-	20.48128
11/14/2007	300	-	20.48127
11/14/2007	500	-	20.48128
11/14/2007	600	-	20.48128
11/14/2007	600	-	20.06743
11/14/2007	500	-	20.15968
11/14/2007	200	-	20.15965
11/14/2007	100	-	20.48120
11/14/2007	500	-	20.48128
11/14/2007	300	-	20.48127
11/14/2007	1,000	-	20.48128
11/14/2007	200	-	19.63290
11/16/2007	2,000		19.25600
11/21/2007	800	-	18.23971
11/21/2007	800	-	18.23971
11/30/2007	1,000	-	19.59868
12/3/2007	500	-	20.23608
12/3/2007	366	-	20.23604
12/3/2007	1,000	-	20.23608
12/3/2007	500	-	20.23608
12/3/2007	266	-	20.23602
12/3/2007	1,000	-	20.23608
12/3/2007	2,000	-	20.23609
12/3/2007	5,000	-	20.09269
12/3/2007	1,500	-	20.23609
12/3/2007	368	-	20.23606
12/4/2007	1,000	-	20.60858
12/4/2007	23,000	-	20.60858
12/4/2007	500	-	20.60858
12/5/2007	4,000	-	20.80468
12/5/2007	1,000	-	20.80468
12/6/2007	1,000	-	21.60966
12/10/2007	1,000		15.78600
12/10/2007	500		15.78600
12/10/2007	22,000		15.83680
12/10/2007	55,000		15.44730
12/10/2007	4,966		15.83680
12/10/2007	13,000		15.83680
12/11/2007	1,910		15.28320
12/11/2007	5,000		15.28320
12/12/2007	1,000	-	15.29596
12/13/2007	300	-	15.13977
12/13/2007	1,000	-	14.82777
12/13/2007	1,000	-	15.30976
12/13/2007	600	-	14.86977
12/14/2007	35,000		14.75370
12/14/2007	10,000		14.56610
12/18/2007	21,000		13.96380
12/18/2007	7,000		13.94090
12/18/2007	6,000		14.00000
12/18/2007	6,000		14.00000
12/18/2007	3,000		14.06970
12/18/2007	5,000		13.80000
12/20/2007	1,000		13.56000
12/20/2007	500	-	13.42978
12/20/2007	497		13.34926
12/20/2007	1,300		13.36000
12/21/2007	300	-	14.82477
12/21/2007	16,000		14.34510
12/21/2007	300	-	13.95977
12/27/2007	500	-	14.41576
12/28/2007	600	-	14.56307
12/31/2007	50,000		14.48750
1/8/2008	2,000		13.17000
1/8/2008	5,000		13.27000
1/9/2008	7,000		12.45860
1/9/2008	5,000		12.77000
1/9/2008	20,000		12.67000
1/9/2008	649		12.21102
1/9/2008	1,700		12.20350
1/10/2008	500	-	12.82580
1/11/2008	500		12.76000
1/14/2008	1,000	-	12.18511
1/23/2008	764		10.03250
1/23/2008	2,000		10.03250
1/25/2008	1,000	-	11.25987
1/25/2008	300	-	11.14487
1/29/2008	2,000	-	11.12738
1/30/2008	2,000	-	10.98488
2/4/2008	1,000	-	12.06796
2/6/2008	300	-	11.68487
2/11/2008	5,000	-	12.03367
2/11/2008	500	-	12.03366
2/13/2008	3,000	-	12.15756
2/19/2008	1,200	-	12.47986
2/21/2008	500	-	13.55614
2/25/2008	2,000	-	13.12536
2/26/2008	1,000	-	14.38984
2/27/2008	15,000	-	14.77254
3/5/2008	2,000	-	12.00487
3/6/2008	300	-	12.01657
3/7/2008	1,000	-	12.05486
3/10/2008	800	-	11.92986
3/11/2008	500	-	11.80986
3/11/2008	600	-	11.74987
3/12/2008	600	-	12.01487
3/18/2008	300	-	12.93983
3/24/2008	3,000	-	13.90084
3/24/2008	1,000	-	13.94384
3/25/2008	1,000	-	13.82384
3/27/2008	5,000	-	13.47355
4/2/2008	1,500	-	13.42472
4/4/2008	500		13.01800
4/4/2008	1,000	-	12.73902
4/4/2008	2,000		13.10420
4/4/2008	20,000		12.96460
4/4/2008	1,000		12.96460
4/4/2008	5,000		13.09480
4/4/2008	15,000		13.03750
4/4/2008	30,000		12.96460
4/4/2008	500		13.01800
4/4/2008	8,000		13.11120
4/4/2008	500		13.16590
4/4/2008	1,000		13.05850
4/7/2008	1,500		12.37000
4/7/2008	1,000		12.38980
4/7/2008	20,000		12.39780
4/7/2008	5,900		12.31610
4/7/2008	5,900		12.31610
4/7/2008	30,000		12.39480
4/7/2008	5,000		12.42000
4/7/2008	1,400		12.38000
4/7/2008	11,460		12.39310
4/7/2008	30,000		12.39310
4/7/2008	1,000		12.39310
4/8/2008	7,900		12.25810
4/8/2008	7,900		12.25810
4/9/2008	2,200		12.26000
4/9/2008	2,200		12.26000
4/9/2008	800	-	12.21493
4/9/2008	5,000		12.49000
4/15/2008	2,000		11.00000
4/15/2008	2,000		11.00000
4/15/2008	1,500	-	11.12523
4/17/2008	5,000		12.22660
4/24/2008	10,000		13.04000
4/25/2008	300	-	12.70320
4/28/2008	500	-	12.94992
5/14/2008	2,000		13.05000
5/23/2008	5,000	-	11.72533
5/29/2008	5,000	-	11.80063
5/30/2008	300		12.04000
6/4/2008	300		11.65000
6/17/2008	1,000	-	10.89793
6/18/2008	3,000		10.60870
6/20/2008	1,000		9.00810
6/20/2008	5,000		9.00520
6/20/2008	5,000		9.00520
6/20/2008	10,000		9.01810
6/20/2008	10,000		9.09490
6/23/2008	1,500		9.08500
6/24/2008	500		9.03500
6/24/2008	3,500		9.03500
6/26/2008	500		8.77800
6/27/2008	5,000	-	8.31815
6/30/2008	500		8.19970
6/30/2008	2,000		8.27500
7/1/2008	1,000	-	8.56995
7/2/2008	3,000	-	8.27325
7/2/2008	500	-	8.42494
7/3/2008	5,000		8.06880
7/3/2008	500	-	7.94694
7/7/2008	1,000	-	8.17495
7/8/2008	1,000	-	8.05595
7/11/2008	1,375	-	7.65175
7/11/2008	1,000	-	7.65175
7/21/2008	1,000	-	8.14095
7/23/2008	300	-	9.00163
7/23/2008	3,000		9.54000
7/25/2008	500		9.49000
7/25/2008	1,000	-	9.41794
7/25/2008	500		9.49000
7/25/2008	3,000		9.20000
7/28/2008	800	-	9.68644
7/28/2008	5,000		9.59070
7/28/2008	3,000	-	9.43825
7/28/2008	300	-	9.68643
7/29/2008	1,000	-	10.52054
7/29/2008	3,000	-	10.66264
7/30/2008	700	-	11.04993
8/1/2008	1,000		11.24000
8/4/2008	600	-	11.11993
8/4/2008	7,000	-	11.43993
8/6/2008	4,000	-	11.66993
8/6/2008	500	-	11.81142
8/6/2008	5,000	-	11.59233
8/13/2008	2,000	-	11.85293
8/14/2008	500	-	12.19762
8/21/2008	4,000		11.86750
8/21/2008	600	-	11.71163
8/22/2008	2,400		12.17000
8/25/2008	500		12.17000
8/25/2008	2,000	-	12.48993
8/28/2008	5,000	-	13.38112
8/28/2008	2,000	-	13.14243
8/29/2008	3,000	-	13.06822
9/2/2008	1,200	-	13.39352
9/4/2008	2,000	-	12.69093
9/8/2008	100	-	13.19490
9/8/2008	2,000	-	13.16943
9/8/2008	1,000	-	13.21792
9/11/2008	100	-	12.92990
9/22/2008	2,000	-	13.96312
9/22/2008	200	-	13.96310
9/22/2008	1,000	-	14.02992
9/23/2008	500	-	13.50092
9/23/2008	200	-	13.44490
9/24/2008	300	-	12.91320
9/25/2008	300	-	12.96530
9/30/2008	10,000		12.64000
10/13/2008	2,000		9.60500
10/20/2008	600	-	9.49993
11/3/2008	1,000	-	10.20104
11/6/2008	300	-	9.69823
11/12/2008	500	-	6.92826
11/18/2008	500		7.17000
11/19/2008	1,500	-	6.38096
11/19/2008	500	-	6.38096
11/20/2008	2,000	-	6.14367
11/20/2008	2,000	-	6.14367
11/20/2008	300	-	6.14363
11/20/2008	600	-	6.14365
11/21/2008	400	-	5.69625
11/21/2008	400	-	5.69625
11/26/2008	400		5.79500
11/28/2008	200		6.05500
12/1/2008	1,000		5.96000
12/9/2008	600	-	7.06825
12/9/2008	600	-	6.39995
12/10/2008	600	-	7.04995
12/12/2008	600	-	6.83495
12/16/2008	600	-	7.10995
12/19/2008	600	-	7.93495
1/26/2009	1,000		6.59200
1/26/2009	600		6.57500
1/26/2009	1,000		6.63170
1/26/2009	1,000		6.63170
1/26/2009	1,100		6.63170
1/30/2009	500	-	6.28026
2/6/2009	2,000		6.61250
2/9/2009	800		6.24000
2/9/2009	1,200		6.24000
2/23/2009	1,500	-	4.28347
2/25/2009	1,000		4.34000
3/2/2009	300	-	3.45327
3/4/2009	1,000		3.47000
3/12/2009	5,000	-	3.24148
3/16/2009	500		3.95000

Edward F. Crawford

12/5/2008	52,100	5.16000

SPECIAL INSTRUCTIONS

Please review this proxy statement and the enclosed materials carefully. YOUR VOTE IS VERY IMPORTANT, no matter how many or how few Shares you own.

1.	IF YOUR SHARES ARE REGISTERED IN YOUR OWN NAME, PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TODAY TO GAMCO, ONE CORPORATE CENTER, RYE, NEW YORK 10580.

2.
If your Shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a BLUE proxy card with respect to your Shares and only after receiving your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute and return on your behalf the BLUE proxy card as soon as possible.

3.	After signing and returning the enclosed BLUE proxy card, we urge you NOT to return Myers's WHITE proxy card because only your latest dated proxy card will be counted.

4.
If you have previously signed and returned a WHITE proxy card to Myers, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to Myers by signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided. Proxies may also be revoked at any time prior to exercise by: (i) attending the 2009 Annual Meeting and voting in person (although attendance at the 2009 Annual Meeting will not in and of itself constitute revocation of a proxy), or (ii) delivering a written notice of revocation. The written notice of revocation may be delivered either to GAMCO, One Corporate Center, Rye, New York 10580, or to the Corporate Secretary of the Company at 1293 South Main Street, Akron, Ohio 44301, or any other address provided by the Company.

If you have any questions concerning this proxy statement, would like to request additional copies of this proxy statement or need help voting your
Shares, please contact us:

GAMCO Asset Management Inc.
One Corporate Center
Rye, New York 10580
(800) 422-3554

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COMMON

PROXY SOLICITED BY GAMCO

THIS PROXY IS NOT BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MYERS INDUSTRIES, INC.

2009 Annual Meeting of Shareholders of Myers Industries, Inc.
April 30, 2009

The undersigned hereby appoints George Maldonado as proxy for the undersigned and authorizes him to represent and vote, as designated, all of the Shares of Common Stock of Myers Industries, Inc. (the "Company" or "Myers") that the undersigned would be entitled to vote if personally present at the 2009 Annual Meeting of Shareholders of Myers, including any adjournments, postponements, reschedulings or continuations of such meeting or any meeting held in lieu thereof (the "2009 Annual Meeting"). IF YOU VALIDLY EXECUTE AND RETURN THIS PROXY CARD WITHOUT INDICATING YOUR VOTE ON THE FOLLOWING PROPOSALS, YOU WILL BE DEEMED TO HAVE VOTED FOR SUCH PROPOSALS (EXCEPT YOU WILL NOT BE DEEMED TO VOTE FOR THE ELECTION OF ANY CANDIDATE WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED UNDER PROPOSAL 1). THIS PROXY WILL REVOKE ANY PREVIOUSLY EXECUTED PROXY WITH RESPECT TO ALL PROPOSALS.

                                            (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

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PROXY SOLICITED BY GAMCO

2009 Annual Meeting of Shareholders of Myers Industries, Inc.
April 30, 2009

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your Shares of Myers Industries, Inc.
Common Stock for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY:

Please sign, date and return the proxy card in the envelope provided.

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE

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COMMON

GAMCO STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF GAMCO’S NOMINEES LISTED IN PROPOSAL 1.

PROPOSAL 1 --	To elect Edward F. Crawford, Clarence A. Davis, Gary Davis, and Avrum Gray to the Board.

FOR ALL NOMINEES [ ]
WITHHOLD FROM ALL NOMINEES [ ]
FOR ALL EXCEPT [ ]

GAMCO intends to use this proxy to vote (i) FOR Messrs. Crawford, C. Davis, G. Davis and Gray and (ii) FOR the candidates who have been nominated by Myers to serve as directors other than Richard P. Johnston, Edward W. Kissel, John C. Orr and John B. Crowe for whom GAMCO is NOT seeking authority to vote and WILL NOT exercise any such authority. There is no assurance that any of Myers’ nominees will serve as directors if any of GAMCO’s nominees are elected.

NOTE: IF YOU DO NOT WISH FOR YOUR SHARES TO BE VOTED "FOR" A PARTICULAR GAMCO NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND WRITE THE NAME(S) OF THE NOMINEE(S) YOU DO NOT SUPPORT ON THE LINE BELOW. YOUR SHARES WILL BE VOTED FOR THE REMAINING GAMCO NOMINEE(S). YOU MAY ALSO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE ADDITIONAL MYERS NOMINEES BY WRITING THE NAME OF THE
NOMINEE(S) BELOW.

PROPOSAL 2 --	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR [ ] AGAINST [ ] ABSTAIN [ ]

GAMCO recommends voting FOR Proposal 2.

PROPOSAL 3 -- APPROVAL OF ADOPTION OF 2008 INCENTIVE STOCK PLAN

GAMCO recommends voting AGAINST Proposal 3.

FOR [ ] AGAINST [ ] ABSTAIN [ ]

PROPOSAL 4 –- APPROVAL AND ADOPTION OF AN AMENDMENT TO THE COMPANY’S CODE OF REGULATIONS.

GAMCO recommends voting AGAINST Proposal 4.

FOR [ ] AGAINST [ ] ABSTAIN [ ]

In their discretion, the herein named attorneys and proxies are authorized to vote upon such other matters as may properly come before the 2009 Annual Meeting, of which such persons are not made aware within a reasonable period of time prior to the 2009 Annual Meeting.

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Dated:

-------------------------------
Signature

-------------------------------
Title or Authority

-------------------------------
Signature (if held jointly)
Please sign exactly as name appears
hereon. If Shares are registered in
more than one name, the signature of
all such persons should be provided. A
corporation should sign in its full
corporate name by a duly authorized
officer, stating his or her title.
Trustees, guardians, executors and
administrators should sign in their
official capacity, giving their full
title as such. If a partnership, please
sign in the partnership name by an
authorized person. The proxy card votes
all Shares in all capacities.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY.

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IF YOU HAVE ANY QUESTIONS, REQUIRE ASSISTANCE WITH VOTING YOUR BLUE PROXY CARD, OR NEED ADDITIONAL COPIES OF PROXY MATERIAL, PLEASE CALL GAMCO AT THE PHONE NUMBERS LISTED BELOW.

GAMCO ASSET MANAGEMENT INC.

One Corporate Center
Rye, New York 10580

TOLL-FREE (800) 422-3554
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